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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

                           Current Report Pursuant to
                             Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) JANUARY 11, 1996



                                 AGTsports, INC.
               (Exact Name of Issuer as specified in its charter)



   COLORADO               0-21914                  84-1165916
(State or other         (Commission         (IRS Employer File Number)
jurisdiction of          File No.)
incorporation)



                       6890 SOUTH TUCSON WAY, SUITE 202
                          ENGLEWOOD, COLORADO  80112
               (Address of principal executive offices zip code)



                                (303) 792-5000
              (Registrant's telephone number, including area code)


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                                    FORM 8-K

                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                         of the Securities Act of 1934

Item 1.   CHANGES IN CONTROL OF REGISTRANT.
          Not Applicable

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          Not Applicable

Item 3.   BANKRUPTCY OR RECEIVERSHIP.
          Not Applicable

Item 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
          Not Applicable

Item 5.   OTHER EVENTS.
     AGTsports, Inc. of Englewood, Colorado has been notified by Unisys Australia Limited that the Board of Directors of the Australian Golf Union (AGU) has endorsed the Ferrier Hodgson Corporate Advisory (FHCA) recommendation that Unisys Australia Limited (Unisys) be selected as the preferred provider of the AGU's National Handicapping System and Database. The Board's selection of Unisys as the preferred provider is subject to the signing of a Heads of Agreement which will document the arrangements as proposed by Unisys. This Agreement will be drafted with a view to executing it by the middle of January.

Unisys communicated to AGTsports, Inc. that the plan is first for Unisys to complete the Heads of Agreement with the AGU, next to finalize details of Unisys' arrangement with AGTsports, Inc. and other providers under the Agreement, and finally, to have Unisys sign a contract with the AGU.

Unisys will liaison with the Managing Director of AGTsports Australia, a subsidiary of the Registrant, and meet with a representative of AGTsports, Inc. in early February regarding these agreements currently under development.

Item 6.   RESIGNATION OF REGISTRANT'S DIRECTORS.
          Not Applicable.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS. Not Applicable

Item 8.   CHANGE IN FISCAL YEAR.
          Not Applicable


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       AGTsports, INC.


                                       By: /s/ T. Alan Walls
                                           -----------------------------------
                                           T. Alan Walls
                                           President

Dated: January 11, 1996